Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 25, 2025, with respect to the statutory financial statements of Genworth Life and Annuity Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statements of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 29, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 23, 2025, with respect to the financial statements of Genworth Life & Annuity VA Separate Account 1 (comprised of the subaccounts listed in the appendix of our report), incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statements of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 29, 2025